Exhibit 10.12

Supplemental Property Lease Contract

Lessor (Party A): Yang Xiaodong, Li Hong

ID No.: 513125196312150423, 510103195907220034

Domicile: No. 10, Unit 2, Building 6, No. 49, Second Section of Tanghu South Road, Dongsheng, Shuangliu County

Lessee (Party B): Sichuan Senmiao Ronglian Technology Limited

Legal Representative: Wang Jun

In accordance with the Contract Law of the People’s Republic of China, the Law of the People’s Republic of China on Urban Real Estate Administration, and other relevant laws and regulations, Party A and Party B agree upon the lease of the following Premises on the basis of equality, free will, and consensus. The terms and conditions of this Contract are as follows:

Article 1 Particulars of the Premises

Party A intends to lease the Premises located at No. 1602, 1603,1604, 1605, 1606, and 1612, 16F, Block A, Shihao Square, No. 1098, Middle Section of Jiannan Avenue, High-Tech Zone, Chengdu (where the part of No. 1606 covering an area of 25.2 m2 is leased; the part of No. 1612 covering an area of 193.12 m2 is leased.). Party A leases the Premises covering an area of 843.58 m2 to Party B; in case that the actual area of the Premises leased to Party B as agreed is different from that specified in this Contract, the rent shall remain unchanged without any adjustment. (See Annex I for the floor plans of the Premises leased to Party B, Annex II for the Property Purchasing Contract.)

Article 2 Purpose of the Premises

The Premises leased to Party B by Party A will be used as Party B’s office.

Unless otherwise agreed by both parties, Party B shall not change the purpose of the Premises.

Article 3 Lease Period

The lease period of the Premises shall be three years, commencing from January 1, 2017 to January 1, 2020. Both parties shall determine upon renewal of the lease in writing one month prior to the expiration of the lease period.

Article 4 Rent and Payment Methods

1.	Rent: RMB 66 yuan/m2; monthly rent: RMB 55,676.28 yuan.

2.	“Rent: RMB 50 yuan/m2/month” agreed in the Property Lease Contract dated on December 29, 2016 shall be amended as “Rent: RMB 66 yuan/m2” as agreed by both parties. The leased area specified in the original contract shall remain unchanged. The monthly rent specified in the original Property Lease Contract shall be amended as RMB 7,945.74 yuan (SEVEN THOUSAND NINE HUNDRED AND FORTY FIVE YUAN SEVENTY FOUR CENTS in words only).

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3.	Party B shall pay the rent on a quarterly basis; the amount specified herein as well as the amount specified in the original Property Lease Contract after amended shall be paid in one time, i.e. RMB 63, 631.02 yuan (SIXTY THREE THOUSAND SIX HUNDRED AND THIRTY ONE YUAN TWO CENTS in words only).

4.	Party B paid the rent for the first quarter as agreed in Article 4. 3 herein on March, 31, 2017.

5.	Party B shall pay the rent to Party A prior to 30 days upon the start date of the lease (in case of national holidays, to be extended to the next business day).

Party A’s account for collection of rent:

Account Name	Li Hong

Bank Name	Business Office of Chengdu High-Tech Industrial Development Zone Sub-branch, Industrial and Commercial Bank of China

Account No.	6222 0844 0200 8998 723

6.	In case of Party B’s failure in payment of rental as agreed herein, a fine for delayed payment equal to 0.3‰ of the annual rent per day shall be paid to Party A. In case of delay in payment for more than 15 days with Party A’s written reminder notice, Party A has the right to terminate this Contract.

Article 5 Delivery Time of the Premises and Security Deposit

1.	Party A shall deliver the Premises to Party B by January 1, 2017.

Article 6 Party A’s Commitment on the Ownership

Party A warrants that there is no dispute or litigation on the ownership of the Premises leased; otherwise, all liabilities arising thereof will be borne by Party A; in case of any economic losses arising thereof caused to Party B, Party A shall make indemnification accordingly.

Article 7 Responsibilities for Repair and Maintenance

1.	During the lease period, Party B shall provide active assistance in Party A’s proper inspection and repair on the Premises and attached facilities.

2.	Expenses for regular major repair on the Premises shall be Party A’s responsibility; in case of any damage on the glass curtain wall, building structure, or central air conditioning system etc. of the Premises leased due to Party B’s improper management and misuse, or any loss, claim, or litigation etc. due to misuse of or improper repair on electric appliance, equipment and pipelines, and circuits installed by Party B without authorization, or any pollution caused by decoration, Party B shall bear the liabilities and make indemnification.

Article 8 Decoration and Alteration on the Premises Structure

Party B shall not damage the Premises at will; alteration on the internal structure and decoration of the Premises or installation of any equipment which may affect the premise structure shall be subject to Party A’s written consent; any expenses arising thereof shall be borne by Party B.

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Article 9 Relevant Expenses during the Lease Period

During the lease period, the expenses for water, electricity, telephone, property management, and network etc. within the leased area shall be paid by Party B.

Article 10 Expiration of the Lease Period

This Contract shall be terminated upon the expiration of the lease period; then, Party B shall return the Premises to Party A under the conditions that all facilities, equipment, and office furniture in the office space leased by Party B are in good condition; all expenses (including but not limited to the expenses for property management, electricity, and network etc.) incurred by Party B during the lease period have been paid off; Party A shall refund the deposit paid by Party B without interest.

In case that Party B requires a renewal of the lease, a written notice shall be given to Party A two months in advance; Party A shall make a written reply to Party B within two months prior to the expiration of the Contract; in case of approval of the renewal, the lease contract shall be renewed.

Article 11 Termination due to Party B’s liabilities

In any one of the following events, Party A may terminate this Contract and recover the Premises; any loss caused to Party A shall be indemnified by Party B:

1.	To sublease, transfer, or lend out the Premises leased to others without authorization;

2.	To remove or alter the Premises structure or change the purpose of the Premises leased without authorization;

3.	To use the Premises leased for illegal activities;

4.	To willfully damage the Premises leased;

Article 12 Early Termination of the Contract

1.	Either party wishes to terminate this Contract during the lease period shall give a written notice to the other party two months in advance.

2.	In case that Party A must terminate the Contract due to demolition by government, force majeure, or the cases specified in Article 12 herein, in general, a written notice shall be given to Party B two months in advance.

Article 13 Liabilities for Default

Both parties must comply with this Contract during the lease period; either party in default of this Contract must bear the liabilities for default to the other party and make indemnification for the other party’s economic losses.

Article 14 Special Provisions

1.	The Premises leased to Party B by Party A under this Contract is part of a whole floor, which is designed as a complete system; Party A leases part of the floor to Party B for independent use; the area leased are separated by Party A subject to the fire protection requirements, and emergency exit is reserved.

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2.	Expenses for electricity and property management incurred shall be directly paid to the property management company by Party B. Access of network and telephone for the Premises leased shall be applied by Party B; the ports shall be established separately for independent use and payment.

3.	See the attached floor plans of the Premises leased and its location.

4.	The office furniture in the Premises leased by Party B is under Party A’s ownership; Party A shall keep a register, which shall be confirmed and executed by both parties; Party B shall take care of Party A’s furniture; any damage shall be indemnified accordingly, if any.

5.	Party B shall pay Party A a security deposit upon signing and effectiveness of this Contract, which will be fully refunded upon the expiration of the lease period, provided that Party B commits no default; in case of any default of Party B (including Party B’s unilateral termination of this Contract in advance), Party A will retain the deposit. In case of Party A‘s request to unilateral termination of this Contract in advance, Party A shall fully refund the deposit to Party B without interest.

Article 15 Miscellaneous

1.	Party A and Party B have fully understood their own rights, obligations, and responsibilities upon signing of this Contract, and agree to strictly comply with the Contract and regulations. Any matters not covered herein shall be agreed by both parties separately, and a supplementary agreement shall be established. In case of any conflict between the supplementary agreement and this Contract, the supplementary agreement shall prevail.

2.	Annexes attached hereto shall be an integral part of this Contract. Any matters not covered in this Contract, its annexes and supplementary agreement shall be determined according to relevant laws and regulations of the People’s Republic of China.

3.	Any disputes arising in performance of this Contract shall be settled through negotiation by Party A and Party B. Should no settlement be reached, the case shall be governed by the people’s court at the location of the Premises leased.

4.	This Contract is executed in quadruplicate; each party holds two, having the same legal effect. This Contract shall come into effect upon affixing the signature or seal of both parties.

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Party A (Signature & Seal)	Party B (Signature & Seal)

/s/ Yang Xiaodong
Yang Xiaodong	Sichuan Senmiao Ronglian Technology Limited
(Seal)

/s/ Li Hong
Li Hong

January 1, 2017	January 1, 2017

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